Exhibit 99.1

For Immediate Release

Contact:

Sandra Knell, CFO

408-782-6686 / sknell@coastdist.com

or

Jeff Lambert, Ryan McGrath

Lambert, Edwards & Associates, Inc.

616-233-0500 / mail@lambert-edwards.com

COAST DISTRIBUTION SYSTEM REPORTS

SECOND QUARTER 2005 OPERATING RESULTS AND EARNINGS

MORGAN HILL, Calif., August 9, 2005 — The Coast Distribution System, Inc. (AMEX: CRV), one of North America’s largest suppliers of aftermarket replacement parts, accessories and supplies for the recreational vehicle (RV) and marine industries, today announced its results for the second quarter ended June 30, 2005.

The Company reported that its net sales were $51.7 million in the second quarter of 2005, as compared to $52.1 million in the second quarter of 2004. Net earnings in the second quarter of 2005 were $2.2 million, or $0.45 per diluted share, compared to net earnings of $2.6 million, or $0.55 per diluted share, for the same period one year ago.

For the six months ended June 30, 2005, Coast reported net earnings of $3.1 million, or $0.65 per diluted share, on net sales of $101.6 million, compared to net earnings of $4.1 million, or $0.85 per diluted share, on net sales of $100.8 million, for the same six months last year.

Declines in gross profits of $711,000, or 6.6%, and $977,000, or 4.7%, respectively, in the three and six months ended June 30, 2005 resulted in the decreases in net earnings reported for those two periods, as selling, general and administrative expenses remained largely unchanged at 11.6% and 13.6%, respectively, of net sales in the three and six months ended June 30, 2005, as compared to 11.6% and 13.2% in the same respective periods of 2004. The declines in gross profits were largely attributable to the combined effects of strategic price reductions for some products and higher freight, shipping and steel costs in the three and six months ended June 30, 2005 as compared to the like periods last year.

“Overall, we are pleased with our results for the quarter and six months ended June 30, 2005, stated Thomas R. McGuire, Chairman and CEO of Coast. Despite a difficult market, in which sales of new recreational vehicles have been declining, largely due to higher gasoline prices and interest rates, we were able to generate sales largely comparable to the sales we achieved in the three and six months ended June 30, 2004. As a result, in terms of sales, we were able to outperform most others in the RV market, many of whom have been reporting double-digit sales declines” added Mr. McGuire. We also succeeded in keeping our selling, general and administrative expenses largely in check during the first six months of 2005, reflecting the efficiencies we’ve achieved in our operations.

Relocation of Visalia, California Warehouse and Distribution Center. During the next six months, Coast will be relocating its Visalia, Calif.-based warehouse and distribution center to a larger facility. “Although this move will result in increased operating costs and reduced gross margins in the short term, it will not affect our service levels to customers and we believe that the move will provide us with the opportunity, in the longer term, to increase the volume of proprietary products that we can source overseas and, thereby, better serve our customers and at the same time enable us to improve our margins.” stated Mr. McGuire.

Share Buy-Back Program. As previously reported, in July 2005 Coast’s Board of Directors approved a share buy back program that authorizes repurchases of up to $1.5 million of the Company’s shares of common stock. To date, pursuant to that program, Coast has repurchased 170,000 shares of its common stock in open market and private transactions in accordance with applicable Securities and Exchange Commission rules. The Company plans to continue buying shares in accordance with that buy-back program, so long as opportunities to repurchase shares at attractive prices are available.

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is a leading supplier of parts, accessories and supplies for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its products to its 15,000 customers through 17 distribution centers throughout the U.S. and Canada. Coast is publicly traded on the American Stock Exchange under the ticker symbol CRV.

Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and trends in our markets are “forward-looking statements” as defined in the Private Securities Litigations Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties may include, among others: Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in interest rates which affect the availability and affordability of financing for RVs and boats; increases in the costs and shortages in the supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers. There is also no assurance that we will purchase all of the shares that have been authorized for repurchase under the share buy-back program, as this will depend on a number of factors, including our future financial performance, other needs for capital, and stock market conditions that can affect the prices and the availability for repurchase of our shares. Certain of these risks and uncertainties, as well as others, are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by Amendment No. 1 on Form 10-K/A, and readers of this news release are urged to review the discussion of those risks and uncertainties that are contained in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2004 Annual Report, whether as a result of new information, future events or otherwise.

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THE COAST DISTRIBUTION SYSTEM, INC.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

(Unaudited)

	June 30, 2005	June 30, 2004
	(In thousands)
Cash	$518	$1,480
Accounts receivable	26,476	25,667
Inventories	41,566	44,965
Other current assets	2,690	2,712

Total current assets	71,250	74,824
Property and equipment	1,945	2,112
Other Assets	741	713

	$73,936	$77,649

Accounts payable	$12,421	$14,205
Other current liabilities	3,036	3,965

Total current liabilities	15,457	18,170
Long-term obligations	28,023	31,851
Shareholders’ Equity	30,456	27,628

	$73,936	$77,649

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF EARNINGS

	Three Months Ended June 30,
	2005	2004
	(Dollars in thousands)
Net sales	$51,737	$52,141
Gross profit	$10,038	$10,749
Selling, general and administrative expense	$6,022	$6,026
Operating income	$4,016	$4,723
Net earnings	$2,151	$2,643
Earnings per share – diluted	$0.45	$0.55
Shares used in diluted earnings per share calculation	4,798,376	4,840,628

	Six Months Ended June 30,
	2005	2004
	(Dollars in thousands)
Net sales	$101,614	$100,838
Gross profit	$19,737	$20,714
Selling, general and administrative expense	$13,788	$13,278
Operating income	$5,949	$7,436
Net earnings	$3,129	$4,102
Earnings per share – diluted	$0.65	$0.85
Shares used in diluted earnings per share calculation	4,841,744	4,842,394